UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2010

DUNCAN ENERGY PARTNERS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-33266	20-5639997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana Street, 10th Floor Houston, Texas 77002 (Address of Principal Executive Offices, including Zip Code)
(713) 381-6500 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this amendment is to provide a corrected final version of the press release (described in Item 2.02 below) actually issued by Duncan Energy Partners L.P. on April 27, 2010, which increased the forecast of Duncan Energy Partners’ 2010 growth capital expenditures from approximately $420 million to approximately $475 million.

Item 2.02.  Results of Operations and Financial Condition.

On April 27, 2010, Duncan Energy Partners L.P. (“Duncan Energy Partners”) issued a press release announcing its financial and operating results for the three months ended March 31, 2010 and held a webcast conference call discussing those results.  A copy of the earnings press release is furnished as Exhibit 99.1 to this Current Report, which is hereby incorporated by reference into this Item 2.02.  The webcast conference call will be archived and available for replay on Duncan Energy Partners’ website at www.deplp.com for 90 days.

Unless the context requires otherwise, references to “we,” “us,” “our,” “Duncan Energy Partners” or the “Partnership” within the context of this Current Report refer to the business and operations of Duncan Energy Partners L.P. and its consolidated subsidiaries.  References to “Parent” and “EPO” refer to Enterprise Products Operating LLC, which is the primary operating subsidiary of Enterprise Products Partners L. P. (“Enterprise”).

Supplemental Selected Standalone Financial Information

In February 2007, associated with its initial public offering, Duncan Energy Partners acquired controlling ownership interests in five midstream energy companies (the “DEP I Midstream Businesses”) from Enterprise in a drop down transaction.  In December 2008, Duncan Energy Partners acquired controlling ownership interests in three additional midstream energy companies (the “DEP II Midstream Businesses”) from Enterprise in a second drop down transaction.

To assist investors and other users of our financial statements, our press release includes selected financial information on a standalone basis apart from that of our consolidated Partnership.  A key difference between the supplemental selected standalone financial information and our general purpose consolidated financial statements is that the DEP I and DEP II Midstream Businesses (i.e., the partnership’s operating subsidiaries) are viewed as investments and presented as unconsolidated affiliates.  Accordingly, the net income of the DEP I and DEP II Midstream Businesses attributable to the Partnership on a standalone basis is reflected as equity earnings.  In accordance with U.S. generally accepted accounting principles (“GAAP”), we eliminate such equity earnings in the preparation of our general purpose consolidated financial statements.

Use of Non-GAAP financial measures

Our press release and/or the webcast conference call discussion include the non-generally accepted accounting principle (“non-GAAP”) financial measures of gross operating margin and distributable cash flow.  The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other measure of financial performance or liquidity calculated and presented in accordance with GAAP.  Our non-GAAP financial measures may not be comparable to similarly-titled measures of other companies because they may not calculate such measures in the same manner as we do.

Gross operating margin.  We evaluate segment performance based on the non-GAAP financial measure of gross operating margin.  Gross operating margin (either in total or by individual segment) is an important performance measure of the core profitability of our operations.  This measure forms the basis of our internal financial reporting and is used by management in deciding how to allocate capital resources among business segments.  We believe that investors benefit from having access to the same financial measures that management uses in evaluating segment results.  The GAAP financial measure most directly comparable to total segment gross operating margin is operating income.

We define total segment gross operating margin as operating income before: (i) depreciation, amortization and accretion expense; (ii) non-cash consolidated asset impairment charges; (iii) gains and losses from asset sales and related transactions; and (iv) general and administrative costs.  Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of any intersegment and intrasegment transactions.  In accordance with GAAP, intercompany accounts and transactions are eliminated in consolidation.  Gross operating margin is exclusive of other income and expense transactions, provision for income taxes, extraordinary charges and the cumulative effect of changes in accounting principles.  Gross operating margin is presented on a 100% basis before the allocation of earnings to noncontrolling interests.

Distributable cash flow.  The Partnership’s distributable cash flow is a useful non-GAAP measure of liquidity that approximates the amount of cash that Duncan Energy Partners could pay its partners each period.  We define the partnership’s distributable cash flow as the sum of its share of the distributable cash flow of each of the DEP I and DEP II Midstream Businesses, less any standalone expenses of the Partnership such as interest expense and general and administrative costs (net of non-cash items).

In general, we define the distributable cash flow of our operating subsidiaries as their net income or loss adjusted for:

▪	the addition of depreciation, amortization and accretion expense;
▪	the addition of cash distributions received from Evangeline, if any, less equity earnings;
▪	the subtraction of sustaining capital expenditures and cash payments to settle asset retirement obligations;
▪	the addition of losses or subtraction of gains relating to asset sales and related transactions;
▪	the addition of cash proceeds from asset sales and related transactions;
▪
the addition of losses or subtraction of gains from the monetization of derivative instruments recorded in accumulated other comprehensive income (loss), if any, less related amortization of such amounts to earnings; and

▪	the addition or subtraction of other miscellaneous non-cash amounts (as applicable) that affect net income or loss for the period.

Sustaining capital expenditures are capital expenditures (as defined by GAAP) resulting from improvements to and major renewals of existing assets.  Such expenditures do not generate additional revenues.

Management compares our distributable cash flow to the cash distributions we expect to pay our partners.  Using this data, management computes our distribution coverage ratio.  Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership pays to a unitholder.  The GAAP measure most directly comparable to distributable cash flow is net cash flows provided by operating activities.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Duncan Energy Partners L.P. press release dated April 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P.

	By:	DEP Holdings, LLC, as general partner
Date: April 27, 2010	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller
and Principal Accounting Officer
of DEP Holdings, LLC

Exhibit Index

Exhibit No.	Description

99.1	Duncan Energy Partners L.P. press release dated April 27, 2010.